         [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]

                               November 19, 1997

                                                                     EXHIBIT 5.1

Franchise Mortgage Acceptance Company
2049 Century Park East, Suite 350
Los Angeles, CA  90067

          Re:  REGISTRATION STATEMENT ON FORM S-1
               1,437,500 ADDITIONAL SHARES OF COMMON STOCK

Ladies and Gentlemen:

We are counsel to Franchise Mortgage Acceptance Company (the "Company") in connection with registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-1 (the "462(b) Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act and relating to the registration under the Securities Act of an additional 1,437,500 shares of the Company's common stock, $.001 par value (the "Additional Shares"). The 462(b) Registration Statement to be used for the offer and sale of the Additional Shares is filed with the Commission in connection with the proposed public offering described in the Registration Statement on Form S-1 (Registration No. 333-34481) filed with the Commission on August 27, 1997, as amended, which was declared effective by the Commission on November 12, 1997.

We are familiar with the proceedings taken by the Company in connection with the authorization of the Additional Shares. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Additional Shares will be, when the 462(b) Registration Statement becomes effective and the Additional Shares are sold, issued and delivered as described in the 462(b) Registration Statement, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to us under the caption "LEGAL MATTERS" in the prospectus comprising a part of the 462(b) Registration Statement.

November 19, 1997
Page 2


This opinion is rendered for the purposes of Item 16 of Form S-1 and Item 601 of Regulation S-K, and may be relied upon only by you and the Commission and may not be used, quoted or referred to and/or filed for any other purpose without our prior written permission.

                                        Very truly yours,


                                        /s/ FRESHMAN, MARANTZ, ORLANSKI,
                                                    COOPER & KLEIN

                                        FRESHMAN, MARANTZ, ORLANSKI,
                                                COOPER & KLEIN